SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           Integrated Systems, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Integrated Systems, Inc.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

- ----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

- ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- ----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

- ----------------------------------------------------------------------------

(5)  Total fee paid:

- ----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

- ----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

- ----------------------------------------------------------------------------

(3)  Filing party:

- ----------------------------------------------------------------------------

(4)  Date filed:

- ----------------------------------------------------------------------------

                                [GRAPHIC OMITTED]




                            INTEGRATED SYSTEMS, INC.
                             201 Moffett Park Drive
                           Sunnyvale, California 94089


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Integrated Systems, Inc. (the "Company") will be held at the Company, 201 Moffett Park Drive, Sunnyvale, California, 94089 on July 17, 1996 at 2:00 p.m. for the following purposes:

         1. To elect six directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The Company's Board of Directors has nominated the following candidates: Narendra K. Gupta, John C. Bolger, Vinita Gupta, Thomas Kailath, Richard C. Murphy and David P. St. Charles.

         2. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on May 20, 1996 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                                    By Order of the Board of Directors

                                    /s/ Narendra K. Gupta
                                    ------------------------------------
                                    Narendra K. Gupta
                                    Chairman of the Board

Sunnyvale, California
June 14, 1996





================================================================================
            WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
           COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN
               IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
================================================================================

                                [GRAPHIC OMITTED]



                            INTEGRATED SYSTEMS, INC.
                             201 Moffett Park Drive
                           Sunnyvale, California 94089



                                 PROXY STATEMENT



                                  June 14, 1996



         The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Systems, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company, 201 Moffett Park Drive, Sunnyvale, California, 94089 on July 17, 1996 at 2:00 p.m. (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on May 20, 1996 will be entitled to vote at the Meeting. At the close of business on that date, the Company had 22,103,512 shares of Common Stock outstanding and entitled to vote. Shares will be deemed to be represented at the meeting both where a shareholder specifically abstains from voting and where a broker or other nominee holding shares for beneficial owners is able to vote on certain matters at the Meeting pursuant to discretionary authority or instruction from beneficial owners but with respect to other matters may not have received instructions from the beneficial owner and may not exercise voting power ("broker non-votes"). A majority, or 11,051,757 of these shares, represented in person or by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and accompanying proxy will first be mailed to shareholders on or about June 14, 1996.



             VOTING RIGHTS; SOLICITATION AND REVOCABILITY OF PROXIES

         Holders of Common Stock are entitled to one vote for each share held as of the above record date. Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee, and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares.

         The expenses of soliciting proxies in the form accompanying this Proxy Statement will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         At the Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at six members. Shares represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director. Directors are elected by a plurality of the shares voting, in person or by proxy, at the Annual Meeting. The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected. Votes withheld, abstentions and broker non-votes shall have no legal effect.

Directors/Nominees

         The  names  of  the  nominees,   and  certain  information  about  them
(including their respective terms of service), are set forth below:

                                                                       Director
Name of Nominee          Age    Principal Occupation                    Since
- ---------------          ---    --------------------                   --------
Narendra K. Gupta        47     Chairman of the Board and               1980
                                 Secretary of the Company

David P. St. Charles     47     President and Chief Executive Officer   1993
                                 of the Company

John C. Bolger (1)(2)    49     Private Investor                        1993

Vinita Gupta (1)         45     Chairperson of the Board and            1980
                                 Chief Executive Officer,
                                 Digital Link Corporation

Thomas Kailath (1)       60     Professor of Engineering,               1980
                                 Stanford University

Richard C. Murphy (2)    51     Business Consultant                     1994

- ----------------------------------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         All nominees were reelected at the Company's Annual Meeting of Shareholders held on July 18, 1995.

         Dr. Gupta is a founder of the Company and has been a director of the Company since its formation in 1980. He has been the Chairman of the Board of the Company since March 1993 and Secretary since September 1989. Dr. Gupta was Chief Executive Officer from 1988 to May 1994 and President from the Company's formation in 1980 to May 1994. He was elected a Fellow of the Institute of Electrical and Electronic Engineers ("IEEE") in November 1991. Dr. Gupta is currently also a director of Digital Link Corporation, a data communications and wide-area networking equipment manufacturer, and Simulation Sciences, Inc., a developer of chemical simulation software. Dr. Gupta holds an M.S. in engineering from the California Institute of Technology and a Ph.D. degree in Engineering from Stanford University. He is Vinita Gupta's husband.

         Mr. St. Charles joined the Company in August 1993 and was appointed President and Chief Executive Officer of the Company in May 1994. He has been a director since he joined the Company in August 1993. From April 1990 until August 1993, Mr. St. Charles served as President and a director of Wind River Systems, Inc., a real-time software company. Mr. St. Charles holds a B.A. in Liberal Arts and an M.A. in International Economics from Carleton University and an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology.

         Mr. Bolger has been a director of the Company since July 1993. He served as Vice President, Finance and Administration, and Secretary of Cisco Systems, Inc., a networking software company, from 1989 until his retirement in 1992. Mr. Bolger is currently also a director of Integrated Device Technology, Inc., a semiconductor manufacturer, McAffee Associates, a software company, TCSI, a communication software company, and Sanmina

Corporation, a backplane and contract assembly manufacturer. He holds a B.A. in English Literature from the University of Massachusetts and an M.B.A. from Harvard University.

         Mrs. Gupta has been a director of the Company since its formation in 1980. Since May 1985, she has been Chairperson and Chief Executive Officer of Digital Link Corporation, a datacommunications and wide-area networking equipment manufacturer. Mrs. Gupta holds an M.S. degree in Electrical Engineering from the University of California, Los Angeles. She is Narendra K. Gupta's spouse.

         Dr. Kailath is a founder of the Company and has been a director of the Company since its formation in 1980. He served as Vice Chairman of the Board of Directors from January 1990 to March 1993 and Chairman of the Board of Directors from April 1980 to January 1990. He is currently the Hitachi America Professor of Engineering at Stanford University, where he has been on the faculty since January 1963. Dr. Kailath is a member of the National Academy of Engineering, the American Academy of Arts and Sciences and a Fellow of the IEEE. Dr. Kailath holds M.S. and Sc.D., both in Electrical Engineering from the Massachusetts Institute of Technology.

         Mr. Murphy has been a director of the Company since December 1994. He is a self-employed business consultant. Mr. Murphy is currently also a director of Objectivity, Inc., an object database software company, Ashlar, Inc., a personal computer professional engineering software company and iXOS Software Inc., a distributor of image management software. He holds a B.S. in Mechanical Engineering from the University of Illinois and an M.B.A. from Northwestern University.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                      OF EACH OF THE NOMINEES LISTED ABOVE.


Board of Directors' Meetings and Committees

         The Board met nine times and acted by unanimous written consent once during the year ended February 28, 1996. All directors attended every meeting of the Board and of the committees of the Board on which he or she served.

         Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

         Mr. Bolger and Mr. Murphy are currently the members of the Audit Committee. The Audit Committee met once during fiscal 1996. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the Company's annual audit and the fees charged by the independent accountants and reviews and monitors the performance of non-audit services by the Company's independent accountants.

         Mr. Bolger, Mrs. Gupta and Dr. Kailath are currently the members of the Company's Compensation Committee. The Compensation Committee met six times and acted by unanimous written consent once during fiscal 1996. The Compensation Committee administers the Company's 1988 Stock Option Plan and 1990 Employee Stock Purchase Plan and determines salaries and other compensation for officers and employees.

         The Company paid Mr. Bolger, Mrs. Gupta, Dr. Kailath and Mr. Murphy $17,500 each in directors' fees for activities performed on behalf of the Company during fiscal 1996.

         In March 1994 the Board adopted the 1994 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 400,000 shares of the Company's Common Stock for issuance thereunder. The shareholders approved the adoption of the Directors Plan in July 1994. The Directors Plan provides for the automatic grant of a nonqualified stock option to purchase 15,000 shares of the Company's Common Stock to each nonemployee director who was serving on the Board at the time of the Board's adoption of the Directors Plan or who becomes a member of the Board for the first time after the effective date of the Directors Plan. In addition, the Directors Plan provides for automatic annual grants of nonqualified options to purchase 5,000 shares of the Company's Common Stock to each nonemployee director on the anniversary of such director joining the Board, as long as the optionee remains a member of the Board. In accordance with the Directors Plan, the following options were granted during fiscal 1996: John C. Bolger was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $15.00 per share, Vinita Gupta and Thomas Kailath were each granted an option to purchase 10,000 shares of Common Stock at an exercise price of $11.1250 per share, Richard C. Murphy was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $18.3750 per share. As of May 20, 1996, options to purchase 150,000 shares had been granted, no options had been exercised and 250,000 shares were available for future grants pursuant to the Directors Plan. These option grant and exercise price numbers reflect a two-for-one stock split of the Company's Common Stock, which occurred in April 1996.

      PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Company has selected Coopers & Lybrand L.L.P. as its principal independent accountants to perform the audit of the Company's financial statements for the current fiscal year, and the shareholders are being asked to ratify this selection. Coopers & Lybrand L.L.P. has audited the Company's financial statements for the past ten fiscal years. Representatives of Coopers & Lybrand L.L.P. will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
            RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of May 20, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table below and (iv) all officers and directors as a group.

           Name and Address                                        Amount and Nature of
         of Beneficial Owner                                     Beneficial Ownership (1)    Percent of Class
         -------------------                                     ------------------------    ----------------
         Narendra K. and Vinita Gupta (2)(3)(4)                         4,748,312                   21.5%
         Nevis Capital Management (5)                                   1,944,600                    8.8%
         Thomas Kailath (4)(6)                                            820,312                    3.7%
         Robert M. Dressler (4)                                            64,025                       *
         David P. St. Charles (4)                                          32,270                       *
         John C. Bolger (4)                                                19,500                       *
         Richard C. Murphy (4)                                             13,333                       *
         Tony Tolani (4)                                                   12,666                       *
         Joseph Addiego (4)                                                11,004                       *

         All officers and directors as a group (13 persons) (4)         5,799,032                   26.2%

- ----------------------------------
* Less than 1%

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws.

(2) The address of this shareholder is c/o Integrated Systems, Inc., 201 Moffett Park Drive, Sunnyvale, CA, 94089.

(3) Represents (i) 3,720,200 shares of Common Stock held of record by Dr. and Mrs. Gupta, (ii) 1,000,000 shares held of record by them, together with a third party, as trustees for their children, as to which they disclaim beneficial ownership, (iii) 7,800 shares held by Dr. Gupta as custodian for his daughter under the Uniform Gifts to Minors Act, as to which he disclaims beneficial ownership and (iv) 20,312 shares subject to options held by Mrs. Gupta that are exercisable within 60 days of May 20, 1996.

(4) Includes 20,312 shares for Mrs. Gupta, 20,312 shares for Dr. Kailath, 62,833 shares for Dr. Dressler, 31,750 shares for Mr. St. Charles,
         15,500 shares for Mr. Bolger, 13,333 shares for Mr. Murphy, 12,666 shares for Dr. Tolani, 7,984 shares for Mr. Addiego and 255,690 shares for all directors and officers as a group that are subject to options and are exercisable within 60 days after May 20, 1996.

(5) The address of this shareholder is Nevis Capital Management, Inc., 1119 St. Paul Street, Baltimore, Maryland, 21202. As of January 3, 1996, Nevis Capital Management ("Nevis") reported on Schedule 13G filed with the SEC that it beneficially owned 1,890,600 shares (reflects a two-for-one stock split of the Company's Common Stock effective April 5, 1996) of the Company's Common Stock. Nevis has since orally informed the Company that, as of May 20, 1996, it owned 1,944,600 shares of the Company's Common Stock.

(6) Represents (i) 409,000 shares of Common Stock held of record by Dr. Kailath and his wife as trustees of a revocable trust, (ii) 362,000 shares held of record by them, together with a third party, as trustees for their three children, (iii) 29,000 shares held by Dr. Kailath as custodian for his son under the Uniform Gifts to Minors Act and (iv) 20,312 shares subject to options held by Dr. Kailath that are exercisable within 60 days of May 20, 1996.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded, earned or paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 1996, for services rendered in all capacities to the Company and its subsidiaries during each of fiscal
1994, 1995 and 1996. This information includes the dollar values of base salaries and bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights ("SARs") and has no long-term compensation benefits other than options.

                            SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                                           Compensation
                                 Annual Compensation          Awards
                               -----------------------     -------------
                                                             Securities     All Other
                                                             Underlying     Compensa-
    Name and                     Salary (1)  Bonus (2)       Options (3)     tion (4)
Principal Position         Year      ($)       ($)               (#)           ($)
- ------------------         ----  ----------  ---------      -------------   ---------

David P. St. Charles       FY96    $209,056    $90,000           60,000       $1,397
President and CEO          FY95    $184,631    $58,586           50,000       $2,353
                           FY94     $87,506    $59,784          400,000          --

Narendra K. Gupta          FY96    $174,434    $65,000              --        $2,357
Chairman and Secretary     FY95    $159,438    $40,278              --        $2,356
                           FY94    $144,633    $39,856              --        $2,383

Joseph Addiego             FY96    $249,222    $15,000           20,000       $2,211
Vice President,            FY95    $214,504    $10,000           30,000       $2,395
North American Sales       FY94    $170,274    $10,000           60,000       $1,860

Tony Tolani                FY96    $207,341    $10,000              --        $1,327
Vice President,            FY95(5)  $28,307     15,000           40,000         $431
Far East Operations        FY94         --         --               --            --

Robert Dressler            FY96    $134,628    $34,000              --        $2,333
Vice President,            FY95    $124,816    $25,631           20,000       $2,374
Advanced Systems Group     FY94    $119,708    $23,914           30,000       $2,313


(1)      Includes commissions and deferrals for 401(k) and Section 125 Plans.

(2) Represents bonuses earned for services rendered during the fiscal year listed, but does not include bonuses paid during the fiscal year listed for services rendered during a prior fiscal year.

(3)      Reflects a 2-for-1 stock split of the Company effective April 5, 1996.

(4)      Represents employer matching contributions to 401(k) Plan accounts.

(5) Amounts listed are for a partial fiscal year from the time Dr. Tolani became an executive officer of the Company on December 12, 1994 through the end of the fiscal year.


The following table sets forth further information regarding individual grants of options for the Company's Common Stock during fiscal 1996 to each of the executive officers named in the Summary Compensation Table above. All such grants were made pursuant to the Company's 1988 Stock Option Plan. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                          OPTION GRANTS IN FISCAL 1996

                                                            Potential Realizable
                                                              Value at Assumed
                                                           Annual Rates of Stock
                                                             Price Appreciation
                              Individual Grants (1)          For Option Term (3)
                    ------------------------------------- ----------------------
                       Number      % of
                        of         Total
                      Securities  Options
                      Underlying  Granted Exercise
                       Options      in    or Base   Expira-
                       Granted     Fiscal  Price     tion
    Name               (2) (#)      1996  $/Share     Date    5% ($)   10% ($)
- -------------------- ------------- ------ -------- -------- --------  --------
David P. St. Charles    60,000     7.1235 $10.8750  3/31/05 $410,354 $1,039,917

Narendra K. Gupta          --        --       --      --       --        --

Joseph Addiego          20,000     2.3745 $14.6250  9/5/05  $183,952   $466,170

Tony Tolani                --        --       --      --       --        --

Robert M. Dressler         --        --       --      --       --        --


(1) Reflects a two-for-one stock split of the Company's Common Stock, which was effective on April 5, 1996.

(2) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Under the 1988 Plan, options are permitted to be exercised for up to ten years, except that an ISO granted to a 10% shareholder of the Company can only be exercised for five years. Options generally become exercisable over a period of five years, at a rate of 20% on the first anniversary date after the date of grant and then 1/60th of the shares granted at the end of each month thereafter.

(3)      The  5%  and  10%  assumed  rates  of  annual   compound   stock  price
         appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.


The following table sets forth certain information concerning the exercise of stock options during fiscal 1996 by each of the executive officers named in the Summary Compensation Table above and the number and value at February 29, 1996 of unexercised options held by said individuals:


                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FEBRUARY 29, 1996 OPTION VALUES


                                                    Number of               Value of
                                              Securities Underlying     Unexercised In-the-
                                               Unexercised Options         Money Options
                                                  at 2/29/96 (#)           at 2/29/96 ($)
                                              ---------------------     -------------------
                       Shares
                      Acquired     Value
                        on        Realized      Exer-     Unexer-        Exer-       Unexer-
   Name              Exercise(1)     ($)       cisable    cisable       cisable      cisable
- -------------------- ----------   --------     -------   ---------      --------     --------

David P. St. Charles  80,000      $640,625     175,833    204,166      $3,440,625   $3,549,375

Narendra K. Gupta        --          --           --        --              --           --

Joseph Addiego        67,916      $727,802      36,484     80,000        $717,454   $1,300,688

Tony Tolani              --          --          9,333     30,667        $148,167     $468,833

Robert M. Dressler       --          --         58,667     31,333      $1,184,739     $570,885


(1) Reflects a two-for-one stock split of the Company's Common Stock, which was effective on April 5, 1996.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board makes all decisions involving the compensation of executive officers of the Company. During fiscal 1996, the Compensation Committee consisted of (1) John C. Bolger, (2) Vinita Gupta, Dr. Narendra K. Gupta's spouse, and (3) Dr. Thomas Kailath.

         During fiscal 1996, Dr. Gupta, who served as Chairman of the Board and Secretary of the Company during fiscal 1996, served as a member of the Board of Directors of Digital Link Corporation, of which Mrs. Gupta serves as Chairperson of the Board and Chief Executive Officer.

         From March 1, 1995 through May 20, 1996, there were transactions totaling $77,000 in sales of products and services between Digital Link Corporation, of which Vinita Gupta is Chairperson and Chief Executive Officer, and the Company. Mrs. Gupta has been a director of the Company since its formation in 1980. She is Dr. Narendra K. Gupta's spouse. Dr. Gupta is a member of the Board of Directors of Digital Link Corporation. Dr. and Mrs. Gupta are greater than 10 percent shareholders of both Digital Link Corporation and the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Through the entire fiscal year 1996, the Compensation Committee of the Board was comprised of three non-management directors of the Company, John Bolger, Vinita Gupta and Thomas Kailath. Mr. David P. St. Charles, President and Chief Executive Officer evaluated the performance of all executive officers and recommended salary adjustments which were reviewed and approved by the Compensation Committee. Performance evaluations for individual executive officers are based on predetermined individual goals. For the Company's Chief Executive Officer and Chairman of the Board, these goals are set by the Compensation Committee, and for all other officers, these goals are recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. Mr. St. Charles and Dr. Gupta did not participate in any discussions regarding recommended salary adjustments for themselves.

         The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers and the Chairman of the Board of the Company. These policies are based upon the philosophy that the Company's long-term success in its marketplace is best achieved through recruitment and retention of the best people in the industry. The Compensation Committee applies this philosophy in determining compensation for Company executive officers in three areas: salary, bonuses and stock options. The Compensation Committee believes that the compensation of the Chief Executive Officer, the Chairman of the Board and the Company's other executive officers should be greatly influenced by the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Each executive officer's performance for the last fiscal year and objectives for the subsequent year are reviewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year. The Compensation Committee administers the Company's equity plans, including the 1988 Stock Option Plan and the 1990 Employee Stock Purchase Plan.

Salary

         The Company strives to offer salaries to its executive officers that are competitive in its industry for similar positions requiring similar qualifications. In determining executive officers salaries, the Compensation Committee considers information provided by the Vice President, Human Resources and Operations, whose recommendations are based upon salary surveys specific to the Company's industry, size and geographic location. Such surveys are prepared by an independent organization using information provided from over 300 companies. These surveys summarize information from companies that closely match the Company in terms of such things as product or industry, geography and revenue levels. To this end, the Compensation Committee attempted to compare the compensation of the Company's executive officers with the compensation practices of the survey companies to determine base salary, target bonuses and target total cash compensation. In preparing the performance graph for this Proxy
Statement, the Company used the Hambrecht & Quist Technology Index as its published line of business index. The compensation practices of most of the companies in the Hambrecht & Quist Technology Index were not reviewed in detail by the Company when the Compensation Committee reviewed the compensation information discussed above because such companies were determined not to be directly competitive with the Company for executive talent. In addition to their base salaries, the Company's executive officers, including the Chief Executive Officer and Chairman of the Board, are each eligible to receive a cash bonus and are entitled to participate in the 1988 Stock Option Plan. The bonus for the Chief Executive Officer, Chairman of the Board and for other executives is based primarily on Company performance.

         The foregoing information was presented to the Compensation Committee in March 1996. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective March 1, 1996 for each executive officer, including the Chief Executive Officer and Chairman of the Board. In addition to considering the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and Chief Executive Officer place primary weight on the financial condition of the Company in considering salary adjustments.

Bonuses

         The Company seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to the Company. For this reason, the Compensation Committee administers a bonus plan, which can comprise a substantial portion of the total compensation of executive officers when earned and paid.

         The Compensation Committee determines annually the total amount of cash bonuses available for executive officers. Awards under the plan are contingent upon the performance of the Company as a whole, based upon the Company's attaining certain revenue and operating profit goals set by the Board annually in consultation with the Chief Executive Officer. The target amounts of bonuses available to each executive officer are set annually by the Compensation
Committee in its discretion with regard to the Chief Executive Officer and Chairman of the Board and by the Chief Executive Officer, subject to review and approval by the Compensation Committee, with regard to executive officers other than himself. In all cases, the relative target amounts for individual officers are based upon the total dollars available for bonuses, and historical and expected future contributions by the individual executive officer. In fiscal 1996, the objectives used by the Company as the basis for incentive compensation were based primarily on Company performance. Executive officers earn a percentage of the target amounts under the bonus plan relating to the achievement of the performance goals under the plan by the Company, as determined by the Committee annually in its discretion. Awards are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets.

Stock Options

         The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's shareholders, and therefore recommends to the Board periodic grants of stock options under the Company's 1988 Stock Option Plan. Stock options are granted by the Compensation Committee in its discretion at the prevailing market price and will have value only if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.

         The Compensation Committee makes option grants in its discretion after consideration of recommendations from Mr. St. Charles and other members of the Board. Recommendations for options are based upon relative positions and responsibilities of executive officers, historical and expected contributions of each executive officer to the Company, and previous option grants to such executive officers. Options are recommended with a goal of providing equity compensation for executive officers competitive with that of executive officers of similar rank in other companies in the Company's industry, geographic location and size. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Committee in its discretion may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate results, past performance or consistency within the executive's peer group. In fiscal 1996, the Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. Option grants for fiscal 1996 are set forth in the table above entitled "Option Grants in Fiscal 1996".

Fiscal 1996 Chief Executive Officer Compensation

         In March 1995, the Committee established a base salary for Mr. St. Charles for fiscal 1996. This base salary represented an increase over Mr. St. Charles' fiscal 1995 base salary. The Compensation Committee also established a target bonus for Mr. St. Charles under the fiscal 1996 bonus plan. The fiscal 1996 base salary level and target bonus were based upon a number of factors, including (a) the Compensation Committee's assessment of the fiscal 1995 performance of the Company and Mr. St. Charles, (b) fiscal 1996 Company performance objectives and individual performance objectives and responsibilities for Mr. St. Charles established in March 1995, and (c) the market compensation data for companies in the same industry and geographic location and similar in size to the Company in terms of revenue. These objectives included satisfactorily managing the Company's overall corporate business plan, such as meeting the Company's profitability projections and the Company's sales targets, and strengthening the Company's financial position.

         In fiscal 1996, the Compensation Committee granted Mr. St. Charles a new stock option to purchase 60,000 shares. The number of shares granted was based on Mr. St. Charles' position, fiscal 1995 performance and expected performance in fiscal 1996 and beyond.

         The  Compensation   Committee  has  concluded  that  Mr.  St.  Charles'
performance in fiscal 1996 warrants the compensation for fiscal 1996 as reflected in the Summary Compensation Table.


Compliance with Section 162(m) of the Internal Revenue Code of 1986.

         The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for 1996. The Company does not expect cash compensation for 1996 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

                                                        COMPENSATION COMMITTEE

                                                        John C. Bolger
                                                        Vinita Gupta
                                                        Thomas Kailath

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

         The stock price performance graph below shall not be deemed incorporated by reference to any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

         The graph below compares the cumulative total shareholder return of the Common Stock of the Company from March 1, 1991 to February 28, 1996.

         Federal regulation requires that each company's proxy statement relating to the annual election of directors include a line graph comparing cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (1) a broad equity market stock index and (2) a published industry or line-of-business index (assuming the investment of $100 in the Company's Common Stock and in each of the other indices on March 1, 1991, and reinvestment of all dividends). The Board has approved the use of the Nasdaq Composite Index and the Hambrecht & Quist Technology Index for these requirements. The performance comparison appears below.

         The Board and the Compensation Committee recognize that the market price of the Company's Common Stock is influenced by many factors, only one of which is Company performance. The Common Stock price performance shown on the graph is not necessarily indicative of future price performance.

          Total Returns with Dividends Reinvested from 3/1/91-2/28/96

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                          Cumulative Total Return
                           ----------------------------------------------------
                           3/1/91  8/31/91  2/28/92  8/31/92  2/28/93  8/31/93
NASDAQ Composit Index       100      116      140     124      148      164
H&Q Technology Index        100      107      130     112      131      135
Integrated Systems, Inc.    100       95       81      51       47       64

                                          Cumulative Total Return
                           ----------------------------------------------------
                           2/28/94  8/31/94  2/28/95 8/31/95  2/28/96
NASDAQ Composit Index       173      168      175     225      244
H&Q Technology Index        155      157      179     252      268
Integrated Systems, Inc.     87       95      156     213      342



                              CERTAIN TRANSACTIONS

         From March 1, 1995 to the present, there have been no transactions involving more than $60,000 between the Company and any executive officer, director, 5% beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons, in which one of the foregoing individuals or entities had a material interest, except as indicated below:

         Those transactions described in this Proxy Statement under the Section titled "Compensation Committee Interlocks and Insider Participation."

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with except as follows: Dr. Robert Dressler, Vice President, Advanced Systems Group, filed late one report covering one transaction relating to a sale of 674 shares.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 1997 Annual Meeting of Shareholders must be received by February 15, 1997.


                                 OTHER BUSINESS

         The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies in the form accompanying this Proxy Statement will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


                                         By Order of the Board of Directors


                                         /s/ Narendra K. Gupta
                                         -----------------------------------

                                         Narendra K. Gupta
                                         Chairman of the Board






================================================================================
                ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND
                DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE
                  ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR
                      YOUR PROMPT ATTENTION TO THIS MATTER.
================================================================================